EXHIBIT 99.1

MedAssets Reports First Quarter 2014 Financial Results

ATLANTA, April 30, 2014 (GLOBE NEWSWIRE) -- MedAssets, Inc. (Nasdaq:MDAS) today announced results for its first quarter ended March 31, 2014, which are summarized below.

($ in millions, except per share)	1Q'14	1Q'13	% Change
Net Revenue:
Spend and Clinical Resource Mgmt (SCM)	$108.6	$109.5	(0.8)%
Revenue Cycle Management (RCM)	62.3	63.3	(1.7)
Total Net Revenue	170.9	172.8	(1.1)
Net income	7.7	7.7	(0.3)
Earnings per share (EPS) – diluted	0.12	0.13	(7.7)
Non-GAAP adjusted EBITDA	56.7	61.6	(8.0)
Non-GAAP adjusted EPS - diluted	$0.32	$0.41	(22.0)
Weighted average shares – diluted	61.7	60.4	2.1%

Net Revenue

Total net revenue for the first quarter of 2014 decreased 1.1% to $170.9 million from $172.8 million for the first quarter of 2013. Excluding performance-related fees from both periods, total net revenue in the first quarter of 2014 grew 1.6% from the same period a year earlier. Net revenue in the SCM segment decreased 0.8% to $108.6 million from net revenue of $109.5 million for the first quarter of 2013, due to lower group purchasing net administrative fees and an anticipated year-over-year decrease in performance-related fees. Net revenue in the RCM segment decreased 1.7% to $62.3 million from $63.3 million for the first quarter of 2013 as technology-related revenue (approximately 71.0% of RCM segment revenue) increased 1.9% while services-related revenue declined 9.5% due primarily to the wind down of two clients disclosed in early 2013 and certain non-recurring revenue in the first quarter of 2013.

Non-GAAP Adjusted EBITDA

Total non-GAAP adjusted EBITDA was $56.7 million, or 33.2% of total net revenue, for the first quarter of 2014, an 8.0% decrease from total non-GAAP adjusted EBITDA of $61.6 million, or 35.7% of total net revenue, for the first quarter of 2013. This decline was due primarily to the anticipated year-over-year decrease in performance-related fees versus the first quarter of 2013.

Net Income and Non-GAAP Adjusted Earnings Per Share (EPS)

Net income for the first quarter of 2014 was $7.7 million, or $0.12 per share, compared with net income of $7.7 million, or $0.13 per share, for the first quarter of 2013. Non-GAAP adjusted EPS (defined as EPS excluding non-cash acquisition-related intangible amortization and depreciation, non-cash share-based compensation, certain restructuring, acquisition and integration-related expenses and non-recurring items on a tax-adjusted basis) was $0.32 per share for the first quarter of 2014, compared with non-GAAP adjusted EPS of $0.41 per share for the first quarter of 2013.

Cash Flow and Capital Resources

Cash provided by operating activities in the first quarter of 2014 was $17.7 million, up 1.4% from $17.5 million for the first quarter of 2013. Non-GAAP free cash flow (defined as cash provided by operating activities less purchases of property, equipment and software and capitalized software development costs) decreased to $7.6 million from $8.5 million for the first quarter of 2013 due to the timing of property, equipment and software expenditures in 2013. The company's balance sheet at March 31, 2014 included $766.9 million in total bank and bond debt, net of cash and cash equivalents. Total net debt equates to a leverage ratio of approximately 3.6 times non-GAAP adjusted EBITDA for the trailing twelve-month period. The company repurchased 640,000 shares of common stock in the first quarter of 2014.

Non-GAAP Contracted Revenue

At March 31, 2014, MedAssets' rolling 12-month non-GAAP contracted revenue estimate was $638.1 million (SCM segment - $394.2 million; RCM segment - $243.9 million), a year-over-year increase of 6.0%. Non-GAAP contracted revenue is the company's estimate of contractually committed revenue to be generated under existing client contracts in the forward 12-month period.

2014 Financial Guidance

MedAssets maintained its full-year 2014 financial guidance ranges, as follows:

($ in millions, except per share)	FY'14	Y-Y % change
Net Revenue:
SCM segment	$ 438.0 - 446.0	3.2 - 5.1%
RCM segment	261.0 - 269.0	2.0 - 5.1
Total Net Revenue	700.0 - 714.0	2.9 - 4.9
Non-GAAP adjusted EBITDA	232.0 - 242.0	5.1 - 9.6
GAAP EPS – diluted	0.56 - 0.66	24.4 - 46.7
Non-GAAP adjusted EPS – diluted	$ 1.33 - 1.43	0.8 - 8.3%

Excluding performance-related fees from both 2013 and 2014, total net revenue in 2014 is expected to grow approximately 4.5% at the midpoint of the guidance range.

Conference Call Information
Time/Date:	5:00 p.m. ET today, Wednesday, April 30, 2014
Phone:	888-517-2464 (or 630-827-6816 for international/local callers), PIN code 9160777
Webcast:	http://ir.medassets.com, "Events & Presentations" page; Archive will be available for at least 30 days
Replay:	Call 888-843-7419 or 630-652-3042 (PIN code 37055950)

Note: The live webcast will include a slide presentation, a copy of which is available on http://ir.medassets.com in the "Events & Presentations" section in conjunction with today's event.

About MedAssets

MedAssets (Nasdaq:MDAS) is a healthcare performance improvement company focused on helping providers realize financial and operational gains so that they can sustainably serve the needs of their community. More than 4,400 hospitals and 122,000 non-acute healthcare providers currently use the company's evidence-based solutions, best practice processes and analytics to help reduce the total cost of care, enhance operational efficiency, align clinical delivery, and improve revenue performance across the care continuum. For more information, please visit www.medassets.com.

Use of Non-GAAP Financial Information

In order to provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management and the board of directors in their financial and operational decision-making, the Company supplements its condensed consolidated financial statements presented on a GAAP basis herein with the following non-GAAP financial information: gross fees; gross administrative fees; revenue share obligation; EBITDA; adjusted EBITDA; adjusted EBITDA margin; adjusted net income; diluted adjusted EPS; free cash flow; and contracted revenue. Reconciliations of these non-GAAP measures to their most directly comparable GAAP measures, where possible, are included in the accompanying financial schedules. Also, see "Use of Non-GAAP Financial Measures" following the financial schedules for more information.

Safe Harbor Statement

This Press Release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, and include the intent, belief or current expectations of the Company and its management team with respect to the Company's future business operations that include, but are not limited to: 2014 financial guidance, revenue growth and other financial projections and forecasts. Any forward-looking statements are not guarantees of future performance, involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this Press Release include, but are not limited to:  failure to realize improvements in performance, efficiency and profitability; failure to complete anticipated sales under negotiations; failure to successfully implement revenue backlog; lack of revenue growth; customer losses; and adverse developments with respect to the operation or performance of the Company's business units or the market price of its common stock. Additional factors that could cause actual results to differ materially from those contemplated within this Press Release can also be found in the Company's Risk Factor disclosures in its Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission and available at http://ir.medassets.com. The Company disclaims any responsibility to update any forward-looking statements.

mdas/F

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

In 000s, except per share data	Three Months Ended
	March 31,
	2014	2013	% Change
Revenue:
Administrative fees, net	$ 76,246	$ 76,519	-0.4%
Other service fees	94,621	96,318	-1.8%

Total net revenue	170,867	172,837	-1.1%

Operating expenses:
Cost of revenue (inclusive of certain amortization expense)	37,431	34,268	9.2%
Product development expenses	7,397	8,501	-13.0%
Selling and marketing expenses	15,193	13,742	10.6%
General and administrative expenses	58,803	58,620	0.3%
Restructuring, acquisition and integration-related expenses	1,697	8,030	-78.9%
Depreciation	11,540	9,177	25.7%
Amortization of intangibles	14,026	16,501	-15.0%

Total operating expenses	146,087	148,839	-1.8%

Operating income	24,780	23,998	3.3%
Other income (expense):
Interest expense	(11,173)	(11,349)	-1.6%
Other income	58	41	41.5%

Income before income taxes	13,665	12,690	7.7%
Income tax expense	5,987	4,986	20.1%

Net income	7,678	7,704	-0.3%

Basic net income per share	0.13	0.13	0.0%

Diluted net income per share	$ 0.12	$ 0.13	-7.7%

Weighted average shares — basic	60,648	59,006	2.8%
Weighted average shares — diluted	61,681	60,404	2.1%

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31,	December 31,
In 000s, except share and per share amounts	2014	2013

ASSETS
Current assets
Cash and cash equivalents	$ --	$ 2,790
Accounts receivable, net of allowances of $2,539 and $2,568 as of March 31, 2014 and December 31, 2013, respectively	100,993	87,636
Deferred tax asset, current	2,764	4,535
Prepaid expenses and other current assets	24,049	24,059

Total current assets	127,806	119,020

Property and equipment, net	156,518	157,747
Other long term assets
Goodwill	1,027,847	1,027,847
Intangible assets, net	253,414	267,440
Other	41,034	41,695
Other long term assets	1,322,295	1,336,982

Total assets	$ 1,606,619	$ 1,613,749

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$ 19,586	$ 24,066
Accrued revenue share obligation and rebates	71,125	77,398
Accrued payroll and benefits	18,277	41,587
Other accrued expenses	36,905	12,126
Current portion of deferred revenue	54,498	46,523
Current portion of notes payable	33,308	15,500
Current portion of finance obligation	273	255

Total current liabilities	233,972	217,455

Notes payable, less current portion	408,562	424,000
Bonds payable	325,000	325,000
Finance obligation, less current portion	8,698	8,781
Deferred revenue, less current portion	16,484	16,369
Deferred tax liability	116,902	121,083
Other long term liabilities	11,093	11,272

Total liabilities	1,120,711	1,123,960

Commitments and contingencies

Stockholders' equity
Common stock, $0.01 par value, 150,000,000 shares authorized; 61,176,000 and 61,740,000 shares issued and outstanding as of March 31, 2014 and December 31, 2013, respectively	612	617
Additional paid in capital	705,578	717,132
Accumulated deficit	(220,282)	(227,960)

Total stockholders' equity	485,908	489,789

Total liabilities and stockholders' equity	$ 1,606,619	$ 1,613,749

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Three Months Ended
In 000s	March 31,	March 31,
	2014	2013

Operating activities:
Net income	$ 7,678	$ 7,704

Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Depreciation	11,964	9,775
Amortization of intangibles	14,026	16,501
Impairment of assets	--	2,015
(Gain) loss on sale of assets	(20)	46
Noncash stock compensation expense	4,302	3,411
Excess tax benefit from exercise of equity awards	(1,382)	(2,612)
Amortization of debt issuance costs	943	953
Noncash interest expense, net	105	120
Deferred income tax benefit	(2,451)	(474)

Changes in assets and liabilities	(17,432)	(19,956)

Cash provided by operating activities	17,733	17,483

Investing activities:
Purchases of property, equipment, and software	(1,748)	(686)
Capitalized software development costs	(8,383)	(8,292)

Cash used in investing activities	(10,131)	(8,978)

Financing activities:
Borrowings from revolving credit facility	16,524	--
Repayment of notes payable	(13,875)	(18,875)
Repayment of revolving credit facility	(279)	--
Repayment of finance obligation	(169)	(169)
Excess tax benefit from exercise of equity awards	1,382	2,612
Issuance of common stock, net of offering costs	1,756	2,725
Purchase of treasury shares, including shares surrendered for tax witholdings	(15,731)	--

Cash used in financing activities	(10,392)	(13,707)

Net decrease in cash and cash equivalents	(2,790)	(5,202)
Cash and cash equivalents, beginning of period	2,790	13,734

Cash and cash equivalents, end of period	$ --	$ 8,532

SUPPLEMENTAL REVENUE REPORTING
RECONCILIATION OF GROSS FEES (A NON-GAAP MEASURE) TO NET REVENUE
(UNAUDITED)

In 000s	Three Months Ended March 31,
	2014		2013		% Change
Non-GAAP gross administrative fees	$ 126,361		$120,636		4.7%
Other service fees	94,621		96,318		-1.8%
Non-GAAP gross fees	220,982	RSO %	216,954	RSO %	1.9%
Non-GAAP revenue share obligation (RSO)	(50,115)	39.7%	(44,117)	36.6%	13.6%
Net revenue	$ 170,867		$172,837		-1.1%

SUPPLEMENTAL SEGMENT REPORTING WITH SELECTED NON-GAAP MEASURES
(UNAUDITED)

In 000s	Three Months Ended March 31,
	2014		2013		% Change
Net revenue
Spend and Clinical Resource Management (SCM)	$ 108,617		$109,508		-0.8%
Revenue Cycle Management (RCM)	62,250		63,329		-1.7%
Total net revenue	170,867		172,837		-1.1%

Non-GAAP Adjusted EBITDA		% margin		% margin
SCM	$ 49,950	46.0%	$ 53,712	49.0%	-7.0%
RCM	13,401	21.5%	14,690	23.2%	-8.8%
Corporate	(6,634)		(6,756)		1.8%
Total non-GAAP Adjusted EBITDA	56,717	33.2%	61,646	35.7%	-8.0%

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL REPORTING OF ADJUSTED EBITDA
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

In 000s	Three Months Ended March 31,
	2014	2013

Net income	$ 7,678	$ 7,704

Depreciation	11,540	9,177
Depreciation (included in cost of revenue)	424	598
Amortization of intangibles	14,026	16,501
Interest expense, net	11,173	11,349
Income tax expense	5,987	4,986

Non-GAAP EBITDA	$ 50,828	$ 50,315

Share-based compensation	4,302	3,411
Rental income from capitalized building lease	(110)	(110)
Restructuring, acquisition and integration-related expenses	1,697	8,030

Non-GAAP Adjusted EBITDA	$ 56,717	$ 61,646

SUPPLEMENTAL NET INCOME AND EARNINGS PER SHARE REPORTING
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

In 000s, except per share data	Three Months Ended March 31,
	2014	2013

Net income	$ 7,678	$ 7,704

Pre-tax non-cash, acquisition-related intangible amortization and depreciation	14,026	16,975
Pre-tax non-cash, share-based compensation	4,302	3,411
Pre-tax restructuring, acquisition and integration-related expenses	1,697	8,030
Tax effect on pre-tax adjustments [a]	(8,010)	(11,366)

Non-GAAP adjusted net income	$ 19,693	$ 24,754

Income Per Share (EPS) - diluted	$ 0.12	$ 0.13

Pre-tax non-cash, acquisition-related intangible amortization and depreciation	0.23	0.28
Pre-tax non-cash, share-based compensation	0.07	0.06
Pre-tax restructuring, acquisition and integration-related expenses	0.03	0.13
Tax effect on pre-tax adjustments [a]	(0.13)	(0.19)

Non-GAAP adjusted EPS - diluted	$ 0.32	$ 0.41

Weighted average shares - diluted (in 000s)	61,681	60,404

(a) The Company used a tax rate of 40.0% for the three months ended March 31, 2014 and 2013 to calculate the tax effect of each adjustment since it believes 40.0% will be the Company's normalized long-term tax rate.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL 2014 ADJUSTED EBITDA GUIDANCE
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)
	Guidance Range for
	Twelve Months Ending
In 000s	December 31, 2014
	(Low)	(High)

Net Income	$ 33,900	$ 39,800

Depreciation	48,700	48,700
Depreciation (included in cost of revenue)	3,300	3,300
Amortization of intangibles, acquisition-related	55,000	55,000
Interest expense, net	44,400	44,400
Income tax expense	23,500	27,600

Non-GAAP EBITDA	208,800	218,800

Share-based compensation	21,900	21,900
Restructuring, acquisition and integration-related expenses	1,700	1,700
Rental income from capitalized building lease	(400)	(400)
Non-GAAP adjusted EBITDA	$ 232,000	$ 242,000

SUPPLEMENTAL 2014 EARNINGS PER SHARE GUIDANCE
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)
	Guidance Range for
	Twelve Months Ending
In 000s, except per share data	December 31, 2014
	(Low)	(High)

Net Income	$ 33,900	$ 39,800

EPS - diluted	0.56	0.66

Pre-tax non-cash, acquisition-related intangible amortization and depreciation	0.91	0.91
Pre-tax non-cash, share-based compensation	0.36	0.36
Pre-tax restructuring, acquisition and integration-related expenses	0.03	0.03

Tax effect on pre-tax adjustments [b]	(0.52)	(0.52)

Non-GAAP adjusted EPS - diluted [c]	$ 1.33	$ 1.43

Fully diluted weighted average shares outstanding	60,700	60,700

(b) The Company used a tax rate of 40.0% for the full year ending December 31, 2014 to calculate the tax effect of each adjustment since it believes 40.0% will be the Company's normalized long-term tax rate.

(c) Column amounts may not add to total due to rounding.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL NON-GAAP CONTRACTED REVENUE ESTIMATES
(UNAUDITED)

In Millions	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2014	2013	2013	2013	2013

Revenue Cycle Technology (RCT)	174.4	173.9	173.3	175.5	170.9
Revenue Cycle Services (RCS)	69.5	65.4	60.8	62.9	56.8
RCM segment Total	243.9	239.4	234.1	238.4	227.7
SCM segment	394.2	$ 386.0	$ 391.0	$ 378.4	$ 374.0
Total [d]	638.1	$ 625.4	$ 625.1	$ 616.8	$ 601.7

SUPPLEMENTAL REPORTING OF SHARE-BASED COMPENSATION
EXPENSE INCLUDED IN OPERATING EXPENSES
(UNAUDITED)

In 000s	Three Months Ended
	March 31,
	2014	2013
Amount of share-based compensation included in:
Cost of revenue	$ 1,166	$ 713
Product development expense	244	118
Selling & marketing expense	527	379
General & administrative expense	2,365	2,201

Total	$ 4,302	$ 3,411

SUPPLEMENTAL REPORTING OF FREE CASH FLOW
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

In 000s	Three Months Ended
	March 31,
	2014	2013

Cash provided by operating activities	$ 17,733	$ 17,483
Purchases of property, equipment and software	(1,748)	(686)
Capitalized software development costs	(8,383)	(8,292)

Non-GAAP free cash flow	$ 7,602	$ 8,505

(d) Column amounts may not add to total due to rounding.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

Use of Non-GAAP Financial Measures

In order to provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management and the board of directors in their financial and operational decision-making, the Company supplements its condensed consolidated financial statements presented on a GAAP basis herein with the following non-GAAP financial information:  gross fees; gross administrative fees; revenue share obligation; EBITDA; adjusted EBITDA; adjusted EBITDA margin; adjusted net income; diluted adjusted EPS; free cash flow; and contracted revenue.

These non-GAAP financial measures may have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. The Company compensates for such limitations by relying primarily on the Company's GAAP results and using non-GAAP financial measures only supplementally. Where possible, the Company provides reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures.  Investors are encouraged to carefully review those reconciliations.  In addition, because these non-GAAP measures are not measures of financial performance under GAAP and are susceptible to varying calculations, these measures, as defined by the Company, may differ from and may not be comparable to similarly titled measures used by other companies.

Gross fees include gross administrative fees the Company receives pursuant to its vendor contracts and all other fees the Company receives from clients. The Company's revenue share obligation represents the portion of the gross administrative fees the Company is contractually obligated to share with certain of its GPO clients. Net administrative fees (a GAAP measure) are the Company's gross administrative fees net of its revenue share obligation. Total net revenue (a GAAP measure) reflects the Company's gross fees net of its revenue share obligation. These non-GAAP measures assist management and the board of directors and may be helpful to investors in analyzing the Company's growth in its Spend and Clinical Resource Management segment given that administrative fees constitute a material portion of the Company's revenue and are paid to the Company by approximately 1,150 suppliers and other vendors contracted by its GPO, and that the Company's revenue share obligation constitutes a significant outlay to certain of its GPO clients.

The Company defines: EBITDA as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization; and adjusted EBITDA as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization and other non-recurring, non-cash or non-operating items. EBITDA and adjusted EBITDA are used by the Company to facilitate a comparison of its operating performance on a consistent basis from period to period and provides for a more complete understanding of factors and trends affecting our business. These measures assist management and the board of directors and may be useful to investors in comparing the Company's operating performance consistently over time as it removes the impact of its capital structure (primarily interest charges and amortization of debt issuance costs), asset base (primarily depreciation and amortization) and items outside the control of the management team (taxes), as well as other non-cash (purchase accounting adjustments and imputed rental income) and non-recurring items, from the Company's operational results. Adjusted EBITDA also removes the impact of non-cash share-based compensation expense and certain restructuring, acquisition and integration-related charges. EBITDA and adjusted EBITDA are not measures of liquidity under GAAP, or otherwise, and are not alternatives to cash flow from continuing operating activities.

The Company defines adjusted net income as earnings excluding non-cash acquisition-related intangible amortization and non-recurring expense items on a tax-adjusted basis, non-cash tax-adjusted shared-based compensation expense and certain restructuring, acquisition and integration-related expenses on a tax-adjusted basis and diluted adjusted EPS as earnings per share excluding non-cash acquisition-related intangible amortization and non-recurring expense items on a tax-adjusted basis, non-cash tax-adjusted shared-based compensation expense and certain restructuring, acquisition and integration-related expenses on a tax-adjusted basis. Adjusted net income and diluted adjusted EPS are not measures of liquidity under GAAP, or otherwise, and are not alternatives to cash flow from continuing operating activities. Use of this measure for this purpose allows management and the board of directors to analyze the Company's operating performance on a consistent basis by removing the impact of certain non-cash and non-recurring items from our operations, and by rewarding organic growth and accretive business transactions.  As a significant portion of senior management's incentive based compensation has historically been based on the achievement of certain diluted adjusted EPS growth over time, investors may find such information useful.

The Company defines free cash flow as cash provided by operating activities less purchases of property, equipment and software and capitalized software development costs. Management believes free cash flow is an important measure because it represents the cash that the Company is able to generate after spending capital on infrastructure to maintain its business and investing in new and upgraded products and services to support future growth. Free cash flow is important because it allows the Company to pursue opportunities that are intended to enhance shareholder value, which could include debt reduction, share repurchases, partnerships, alliances and acquisitions, and/or dividend payments. The Company's definition of free cash flow does not consider non-discretionary cash payments, such as debt.

Contracted revenue is a forward-looking operating measure used by management and the board of directors to better understand revenue growth trends within the Company's business segments as it reflects the Company's current estimate of contractually committed revenue to be generated under existing client contracts in the forward 12-month period.  Such information may be useful to investors in their analysis of the Company's revenue growth trends. A reconciliation to the most directly comparable GAAP measure cannot be performed without unreasonable effort.

CONTACT: Robert Borchert
         678.248.8194
         rborchert@medassets.com